Exhibit 8.1

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Washington, D.C.
File No. 026004-0021

December 14, 2004

PriceSmart,Inc.

9740 Scranton Road

San Diego, California 92121

Re: PriceSmart,	Inc.– Rights to Purchase Common Stock and up to 16,052,668 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special tax counsel to PriceSmart, Inc., a Delaware corporation (the “Company”), in connection with the registration of rights to purchase shares of Common Stock of the Company and up to 16,052,668 shares of Common Stock of the Company to be issued upon exercise of the rights, pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2004 (the “Registration Statement”).

You have requested our opinion concerning the statements in the Registration Statement under the caption “Material United States Federal Income Tax Consequences.” This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the terms of the rights distribution.

In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations, it is our opinion that, as of the date hereof, the statements in the Registration Statement under the caption “Material United States Federal Income Tax Consequences,” insofar as they purport to summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement and the transactions contemplated thereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you and provided that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    LATHAM & WATKINS LLP